UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 28, 2010
Navigant Consulting, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12173	36-4094854
(State of Other Jurisdiction	Commission	(IRS Employer
of Incorporation)	File Number	Identification No.)
30 S. Wacker, Suite 3550, Chicago, IL 60606
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone number, including area code (312) 573-5600
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Our 2010 annual meeting of shareholders was held on April 28, 2010.
Three nominees, Governor James R. Thompson, Mr. Samuel K. Skinner and Mr. Michael L. Tipsord were elected to the board of directors for a term expiring at the annual meeting of shareholders in 2013. The total number of broker non-votes for the proposal to elect directors was 3,028,129 shares. The vote for Governor Thompson was 36,931,764 shares for and 7,010,105 shares to withhold authority. The vote for Mr. Skinner was 18,818,202 shares for and 25,123,667 shares to withhold authority. The vote for Mr. Tipsord was 40,416,370 shares for and 3,525,499 shares to withhold authority.
The performance measures under the Navigant Consulting, Inc. 2005 Long-Term Incentive Plan were reapproved. The vote for such approval was 43,589,990 shares for, 3,320,635 against and 59,373 shares abstained.
KPMG LLP was ratified as our independent accountants for 2010. The vote for such ratification was 46,118,354 shares for, 841,900 shares against and 9,744 shares abstained.

SIGNATURES
          Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Navigant Consulting, Inc.
Date: April 30, 2010
	By:	/s/ Monica M. Weed
		Name:	Monica M. Weed
		Title:	Vice President, General Counsel and Secretary